SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2004

Neose Technologies, Inc.

(Exact name of issuer as specified in charter)

DELAWARE	0-27718	13-3549286
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or	file	Identification
Organization)	number)	Number)

102 Witmer Road,
Horsham, Pennsylvania 19044
(Address of principal executive offices)

(215) 315-9000

(Registrant's telephone number, including area code)

Item 5 – Other Events.

     On April 20, 2004, the Company issued a press release announcing that it has entered into an agreement to use Neose’s proprietary GlycoPEGylation™ technology to develop a long-acting, next-generation version of granulocyte colony stimulating factor (G-CSF). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: April 20, 2004	By: /s/ C. Boyd Clarke C. Boyd Clarke President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated April 20, 2004